EXHIBIT 10.30

PREFERRED UNIT REDEMPTION AGREEMENT

This Preferred Unit Redemption Agreement (this “Agreement”) is made this 24th day of February, 2004, by and among Prentiss Properties Acquisition Partners, L.P., a Delaware limited partnership (the “Partnership”), Belrose Realty Corporation (“Belrose”), Belmar Realty Corporation (“Belmar”), Belport Realty Corporation (“Belport”) and Belshire Realty Corporation (“Belshire;” together with Belrose, Belmar and Belport, the “Sellers;” and each individually, a “Seller”).

RECITALS

A. Pursuant to that certain Contribution Agreement dated as of June 25, 1998 (the “Contribution Agreement”), by and among the Partnership, Prentiss Properties Trust, a Maryland real estate investment trust (the “Company”) and Belair Capital Fund LLC (“Belair Fund”), Belair Fund acquired 1,900,000 of the Partnership’s 8.30% Series B Cumulative Redeemable Perpetual Preferred Units (the “Series B Preferred Units”).

B. The Series B Preferred Units have been transferred to and among the Sellers (the “Transfers”), but certificates reflecting all Transfers have not been issued. The certificates representing the Series B Preferred Units owned by the Sellers (the “Certificates”) currently held by the Sellers state that Belrose is the holder of 386,464 Series B Preferred Units, Belmar is the holder of 963,536 Series B Preferred Units, Belport is the holder of 550,000 Series B Preferred Units and do not reflect any Series B Preferred Units as being held by Belshire.

C. As of the date of this Agreement after giving effect to all Transfers, as reflected in the Third Amended and Restated Limited Partnership Agreement of the Partnership, dated as of October 1, 2001, as amended (the “Third Amended Agreement”), Belrose is the record holder of 386,464 Series B Preferred Units, Belmar is the record holder of 663,536 Series B Preferred Units, Belport is the record holder of 390,000 Series B Preferred Units and Belshire is the record holder of 460,000 Series B Preferred Units.

D. The Partnership sent a notice of redemption pursuant to Section 4.02(d)(v) of the Third Amended Agreement to the Sellers on January 21, 2004, which requires the Sellers sell their Series B Units to the Partnership.

E. The Sellers desire to sell to the Partnership and the Partnership desires to redeem from the Sellers the above-referenced Series B Preferred Units held by the Sellers for the consideration and upon the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the mutual agreements and obligations contained herein, the Sellers, the Partnership and the General Partner each agrees as follows:

1. Purchase and Sale of the Series B Preferred Units.

1.1 General. On the terms and subject to the conditions set forth in this Agreement and upon the representations and warranties made herein by each of the parties to the other, on the Closing Date (as hereinafter defined) each Seller shall convey, assign, transfer and deliver to the Partnership, and the Partnership shall redeem and acquire from each Seller, the number of Series B Preferred Units set forth opposite such Seller’s name on Exhibit A attached hereto (such Series B Preferred Units to be sold and redeemed pursuant to this Agreement being referred to herein as the “Units”).

1.2 Closing. The closing of the transactions contemplated hereby (the “Closing”) shall take place at 10 a.m., eastern time, on February 24, 2004, at the offices of Akin Gump Strauss Hauer & Feld LLP, located at 1700 Pacific Avenue, Suite 4100, Dallas, Texas 75201, or at such other time and place as mutually agreed upon by the parties. The date and time of closing are referred to herein as the “Closing Date.”

1.3 Redemption Price. The redemption price for each Unit will be $50.00, plus all accrued and unpaid distributions; provided, however, that the same shall continue to accrue until the next business day if the redemption price is received after 12:00 noon, eastern time, on the Closing Date (the “Redemption Price”). The aggregate Redemption Price and accrued and unpaid distributions for each Seller as of the Closing Date is reflected on Exhibit A.

1.4 Closing: Delivery of Documents.

(a) At or before the Closing, each Seller shall deliver or cause to be delivered to Partnership (i) the Certificates, (ii) a termination agreement in the form attached hereto as Exhibit B whereby each Seller terminates that certain Registration Rights Agreement, dated as of June 25, 1998, by and among the Sellers, as successors-in-interest of Belair Fund, and the Company, (iii) the Certificate of Non-Foreign Status, a form of which is attached as Exhibit C, and (iv) the Cross Receipt in the form attached as Exhibit D.

(b) At the Closing, after receipt of the deliveries specified in Section 1.4(a), the Partnership shall deliver to each Seller the Redemption Price for the Units being sold by such Seller by wire transfer of immediately available funds into an account or accounts designated by the Seller.

2. Representations and Warranties of the Sellers. Each Seller hereby represents and warrants to the Partnership as follows:

(a) Existence and Authority Relative to Agreement. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Seller has all necessary corporate power and authority to execute and deliver this Agreement and each other agreement, document or instrument to be executed or delivered in connection herewith and to perform the obligations to be performed by the Seller hereunder and thereunder. The execution, delivery and performance of this Agreement by the Seller and the sale of the Units by the Seller pursuant hereto have been duly authorized by all necessary corporate action. This Agreement and each other instrument or document to be executed in connection herewith shall, upon the execution and delivery thereof by the Seller, constitute the legal, valid and binding obligations of the Seller enforceable against the Seller in accordance with the respective terms thereof, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles.

(b) Proceedings. There are no actions, suits or legal, administrative, arbitration or other proceedings or governmental investigations pending or, to the knowledge of the Seller, threatened against the Seller, which seek to question, delay or prevent the consummation of, or could materially impair the ability of the Seller to consummate, the transactions contemplated hereby. There are no outstanding judgments, orders, writs, injunctions, indictments or information, grand jury subpoenas or civil investigative demands, plea agreements, stipulations, awards or decrees of any court, arbitrator or any federal, state, municipal or other governmental department, commission, board, agency or instrumentality against or relating to Seller or, to the knowledge of the Seller, the Units.

(c) Title to Interests. At the Closing Date, (i) the Seller is the record and beneficial owner of the number of Units set forth opposite such Seller’s name on Exhibit A, (ii) other than this Agreement, there are no outstanding subscriptions, options, warrants, rights, contracts, understandings or agreements to purchase or otherwise acquire the Units or the preferred shares issuable upon exchange of the Units, (iii) the sale of the Units to the Partnership hereunder will transfer title to the Units free and clear of all liens, claims, charges or encumbrances whatsoever and (iv) the Sellers and their affiliates are not in possession of any certificates representing the Units (other than the Certificates). The Seller acknowledges that the Partnership will amend the Third Amended Agreement to eliminate the Series B Preferred Units and that the Company will file Articles Supplementary to the Amended and Restated Declaration of Trust of the Company to declassify the Company’s Series B Cumulative Redeemable Perpetual Preferred Shares immediately subsequent to the Closing.

(d) Brokers and Finders. The Seller has not employed any broker or finder who will seek compensation from the Partnership and the Seller has not otherwise entered into any arrangement regarding the payment of any brokerage fees, commissions or finder’s fees in connection with the sale of the Units that will result in any liability on the part of the Partnership.

(e) Not a Foreign Person. The Seller is not a “foreign person” as defined in Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended.

(f) Waiver of Contrary Provisions. The Seller has waived any conditions or requirements for redemption of the units provided in the Third Amended Agreement that were not fulfilled prior to the execution of this Agreement.

3. Representations and Warranties of the Partnership. The Partnership hereby represents and warrants to each of the Sellers as follows:

(a) Existence and Authority Relative to Agreement. The Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. The Partnership has all necessary corporate power and authority to execute and deliver this Agreement and each other agreement, document or instrument to be executed or delivered in connection herewith and to perform the obligations to be performed by the Partnership hereunder and thereunder. The execution, delivery and performance of this

Agreement by the Partnership have been duly authorized by all necessary partnership action. This Agreement and each other instrument or document to be executed in connection herewith shall, upon the execution and delivery thereof by the Partnership, constitute the legal, valid and binding obligations of the Partnership enforceable against the Partnership in accordance with the respective terms thereof, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles.

(b) Proceedings. There are no actions, suits or legal, administrative, arbitration or other proceedings or governmental investigations pending or, to the knowledge of the Partnership, threatened against the Partnership, which seek to question, delay or prevent the consummation of, or could materially impair the ability of the Partnership to consummate, the transactions contemplated hereby. There are no outstanding judgments, orders, writs, injunctions, indictments or information, grand jury subpoenas or civil investigative demands, plea agreements, stipulations, awards or decrees of any court, arbitrator or any federal, state, municipal or other governmental department, commission, board, agency or instrumentality against or relating to Partnership or, to the knowledge of the Partnership, the Units.

(c) Brokers and Finders. The Partnership has not employed any broker or finder who will seek compensation from the Seller and the Partnership has not otherwise entered into any arrangement regarding the payment of any brokerage fees, commissions or finder’s fees in connection with the sale of the Units that will result in any liability on the part of the Seller.

4. General.

4.1 The Sellers’ Access to Information. Each Seller acknowledges that it has had access to all publicly available information relating to the Company, the General Partner and the Partnership (including the Third Amended Agreement) which is all of the information that it considers necessary to evaluate the merits and risks of its sale of the Units. Sellers’ prior knowledge and experience in financial and business matters enables them to make an informed decision with respect to a sale of the Units to Partnership. The Sellers have relied upon their own tax, legal and financial advisors with regard to all matters relating to their sale of the Units and not on any advice, recommendation, act or failure to act of the Partnership, the General Partner, the Company or any of their respective affiliates. In connection with the redemption of the Units by the Partnership, the Sellers have independently determined an acceptable price for the Units, and the Redemption Price is based upon such independent determination.

4.2 Notices. All notices given pursuant to this Agreement shall be in writing and shall be deemed delivered and received (i) if personally delivered or delivered by facsimile with electronic confirmation, when actually received by the party to whom sent, or (ii) if delivered by mail, at the close of business on the third business day next following the date when mailed, postage prepaid, registered or certified mail, return receipt requested, addressed as follows:

If to the Sellers:

c/o Eaton Vance Management

255 State Street

Boston, Massachusetts 02109

Attention: William Cross

Facsimile: (617) 542-7410

If to the Partnership:

Prentiss Properties Acquisition Partners, L.P.

3890 West Northwest Highway, Suite 400

Dallas, Texas 75220

Attention: Chief Financial Officer or General Counsel

Facsimile: (214) 350-2437

or to such other address as any party hereto shall have designated by notice in writing to the other party.

4.3 Further Assurances. Each party hereto shall at any time, and from time to time, both before and after the Closing Date, upon request of the other party hereto, execute, acknowledge and deliver all such further assignments, transfers, conveyances or other documents or instruments, and take all such further action, as may be requested by the other party to carry out the intent of this Agreement and to transfer and vest title to the Units in the Partnership as contemplated herein.

4.4 Expenses. The parties hereto shall each pay their respective fees and expenses, including but not limited to attorneys’ fees, incident to the negotiations, preparation and execution of this Agreement and the consummation of the transactions provided for herein.

4.5 Entire Agreement. This Agreement (including the agreements, exhibits and schedules referred to herein or delivered pursuant hereto, which are a part hereof for all purposes) constitutes the entire agreement between the parties with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by a written instrument making specific reference to this Agreement and duly executed by the party to be bound thereby. This Agreement supersedes all prior agreements and understandings between the parties with respect to the transactions contemplated hereby. The schedules and exhibits to this Agreement are incorporated herein by reference to the same extent as if set forth herein in full.

4.6 Assignability. Neither this Agreement nor any of the rights or obligations hereunder may be assigned without the prior written consent of the parties hereto and any attempt to do so shall be of no force or effect.

4.7 Captions. The captions of the various sections and articles contained in this Agreement are for reference purposes only and shall not be deemed in any manner to affect the meaning or interpretation of any of the provisions of this Agreement.

4.8 Severability. If any provision of this Agreement or in any document referred to herein shall be determined to be illegal, void or unenforceable, all other provisions of this Agreement or in any other document referred to herein shall not be affected and shall remain in full force and effect.

4.9 Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

4.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

4.11 Survival. The warranties, representations, covenants and agreements contained in this Agreement shall survive the execution and delivery of this Agreement and the Closing of the transactions contemplated hereby.

4.12 Press Releases. Each Seller and the Partnership agree that it will not issue any press release, advertisement or other public communication (other than to its investors and prospective investors) with respect to this Agreement or the transactions contemplated herein without the prior consent of the other parties hereto, except to the extent that such communication is required by applicable law or by the rules and regulations of the New York Stock Exchange.

4.13 Contribution Agreement.

(a) The parties agree that neither the Partnership nor the Company shall have any obligations to comply, from and after the Closing, with the covenants set forth in Section 4 of the Contribution Agreement.

(b) Notwithstanding any cancellation of the Series B Preferred Units after the redemption thereof pursuant to this Agreement, any claims that arise from or are related to an event occurring prior to the date hereof and that are related to the representations and warranties contained in the Contribution Agreement or the covenants contained in Section 10 of the Assignment and Assumption Agreement of Limited Partnership Interests and Consent, dated October 8, 2003, among Belport, Belshire, the Partnership and the Company may be made, if at all, only prior to the date that is the first anniversary of the Closing hereunder.

[Signature Page Follows]

IN WITNESS WHEREOF, the Partnership has executed this Agreement as of the date first above written.

PARTNERSHIP:

PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P.

By:	Prentiss Properties I, Inc.
its general partner

By:	/s/ Michael A. Ernst
	Name:	Michael A. Ernst
	Title:	Executive Vice President
Chief Financial Officer

Partnership Signature Page

IN WITNESS WHEREOF, the Sellers hereto have executed this Agreement as of the date first above written.

SELLERS:

BELROSE REALTY CORPORATION

By:	/s/ William R. Cross
Name:	William R. Cross
Title:	Vice President

BELMAR REALTY CORPORATION

By:	/s/ William R. Cross
Name:	William R. Cross
Title:	Vice President

BELPORT REALTY CORPORATION

By:	/s/ William R. Cross
Name:	William R. Cross
Title:	Vice President

BELSHIRE REALTY CORPORATION

By:	/s/ William R. Cross
Name:	William R. Cross
Title:	Vice President

Seller Signature Page